EXHIBIT 16.1

BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppauge, NY 11788	T 631-293-5000 F 631-980-4239 www.bmkr.com

Thomas G. Kober CPA Alfred M. Rizzo CPA Joseph Mortimer CPA	Charles W. Blanchfield CPA (Retired) Bruce A. Meyer CPA (Retired)

December 16, 2020

Securities & Exchange Commission

100 F Street NE

Washington, DC 20549

Effective December 3, 2020, we resigned as auditors of lconic Brands, Inc.

We have read item 4.01 of Form 8-K dated December 16, 2020 and are in agreement with the statements contained in the first, second, third and fourth paragraphs.

Sincerely,

BMKRLLP

BMKRLLP

Hauppauge, NY

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board